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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (date of earliest event reported): November 25, 1997


                           ANALYSIS & TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)



         Connecticut                   0-14161                 95-2579365
 (State or other jurisdiction      (Commission File          (IRS Employer
      of incorporation)                 Number)           Identification No.)




                Route 2, P.O. Box 220, North Stonington, CT 06359
              (Address of principal executive offices and zip code)




       Registrant's telephone number, including area code: (860) 599-3910



        Former name or former address, if changed since last report: N/A
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ITEM 2.   ACQUISITION OF ASSETS.


       On November 14, 1997, the registrant's wholly owned subsidiary, Interactive Media Corp. ("IMC"), a Delaware corporation, purchased all of the issued and outstanding capital stock of UP, Inc. ("UP"), a Virginia corporation, for $5.3 million in cash, plus potential contingent payments of IMC's common stock and cash totaling approximately $3.8 million. The contingent payments are conditioned upon IMC's business achieving certain levels of productivity during the two years following the closing date.

       IMC purchased UP's shares from John A. Robic, M.A. Robert Weatherwax and Kevin S. Krom. UP's business focuses on providing interactive multimedia training to clients in the telecommunications, financial services and other industries. The funds for the acquisition of UP included cash on hand as well as funds drawn from an existing line of credit between the registrant and Fleet Bank. The purchase price was based on a number of factors, including comparable transactions for similar types of companies.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

       (a)    Not applicable.

       (b)    Not applicable.

       (c)    Exhibits.

       Exhibit No.                          Document
       -----------                          --------
              10                            Stock Purchase Agreement dated
                                            November 14, 1997.



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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                               ANALYSIS & TECHNOLOGY, INC.



Date:   November 25, 1997                      By:   /s/ David M. Nolf
                                                     David M. Nolf
                                                     Executive Vice President
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                                  EXHIBIT INDEX


Exhibit No.                           Document
-----------                           --------
      10                              Stock Purchase Agreement
                                      dated November 14, 1997


